Exhibit 1

JOINT FILING AGREEMENT

This JOINT FILING AGREEMENT is entered into as of November 14, 2011, by and among the signatories hereto. The undersigned hereby agree that the Statement on Schedule 13D with respect to the common units representing limited partnership interests in NGL Energy Partners LP, a Delaware limited partnership, is, and any amendment thereafter signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended. The undersigned further agree to the filing of this Joint Filing Agreement as an exhibit to such joint filing.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date first above written.

SEMSTREAM, L.P.

By:	SemOperating G.P., L.L.C., as General Partner

By:	SemGroup Corporation, as Sole Member

By:	/s/ Robert N. Fitzgerald
Name:	Robert N. Fitzgerald
Title:	Senior Vice President and Chief Financial Officer

SEMOPERATING G.P., L.L.C.

By:	SemGroup Corporation, as Sole Member

By:	/s/ Robert N. Fitzgerald
Name:	Robert N. Fitzgerald
Title:	Senior Vice President and Chief Financial Officer

SEMGROUP CORPORATION

By:	/s/ Robert N. Fitzgerald
Name:	Robert N. Fitzgerald
Title:	Senior Vice President and Chief Financial Officer